SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant      [ ]


Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to (sec.) 240.14a-11(c) or (sec.)
      240.14a-12


                                AUTOZONE, INC.
               (Name of Registrant as Specified In Its Charter)

                                    (none)
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount previously paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing party:
      4)    Date Filed:

[AUTOZONE(R) LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 17, 1998

To our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of AutoZone, Inc. at the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, on Thursday, December 17, 1998, at 10 a.m. At the meeting, the stockholders will vote to:

 1. Elect nine directors.

 2. Approve an amendment to AutoZone's stock option plan to increase the maximum number of shares of common stock which may be granted from six million to 11 million.

 3. Approve the appointment of Ernst & Young LLP as independent auditors.

 4. Transact other business which may be properly brought before the meeting.

  If you were a stockholder at the close of business on October 20, 1998, you may vote at the meeting.

  We look forward to seeing you at the meeting.

                                     By order of the Board of Directors,

                                     HARRY L. GOLDSMITH
                                     Secretary

Memphis, Tennessee
October 30, 1998


                                   IMPORTANT

    PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                               TABLE OF CONTENTS

Notice of Annual Meeting..................................................Cover
The Meeting...............................................................1
  About this Proxy Statement..............................................1
  Information about Voting................................................1
  Voting Securities.......................................................2
  Quorum and Required Votes...............................................2
The Proposals.............................................................3
  Proposal 1 -- Election of Directors.....................................3
  Proposal 2 -- Amendment to Stock Option Plan............................6
  Proposal 3 -- Approval of Independent Auditors..........................10
  Other Matters...........................................................10
Other Information.........................................................11
  Security Ownership of Management........................................11
  Security Ownership of Certain Beneficial Owners.........................12
  Compensation of Directors...............................................13
  Executive Compensation..................................................14
    Summary Compensation Table............................................14
    Option/SAR Grants in Last Fiscal Year.................................15
    Aggregated Option/SAR Exercises in Last Fiscal Year
    and FY-End Option/SAR Values..........................................15
    Pension Plan Table....................................................15
    Compensation Committee Report on Executive Compensation...............16
    Stock Performance Graph...............................................18
  Employment Agreements...................................................18
  Certain Relationships and Related Transactions..........................19
  Section 16(a) Beneficial Ownership Reporting Compliance.................19
  Stockholder Proposals for 1999 Annual Meeting...........................19
  Annual Report...........................................................19

                                 AUTOZONE, INC.
                             123 South Front Street
                            Memphis, Tennessee 38103

                                PROXY STATEMENT
                                      for
                         Annual Meeting of Stockholders
                               December 17, 1998

-------------------------------------------------------------------------------

                                  THE MEETING

-------------------------------------------------------------------------------


  Our Annual Meeting will be held at AutoZone's J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, beginning at 10 a.m. on December 17, 1998.

ABOUT THIS PROXY STATEMENT

  Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting. We will pay all expenses incurred in this proxy solicitation. In addition to mailing this Proxy Statement to you, we have hired Beacon Hill Partners to be our proxy solicitation agent for a fee of $4,500 plus expenses. We also may make additional solicitations by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks and others who hold our stock for the beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. This Proxy Statement is first being mailed on October 30, 1998.

INFORMATION ABOUT VOTING

  If you are a stockholder of record as of October 20, 1998, you may vote your shares:

  . By Proxy -- You can vote via the Internet, by telephone, or by completing, signing and dating the enclosed proxy card and returning it to us by mail. WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET, BOTH OF WHICH ARE CONVENIENT, COST-EFFECTIVE AND RELIABLE ALTERNATIVES TO RETURNING YOUR PROXY CARD BY MAIL. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card, your "proxies," will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted FOR all of the nominees for director, will be voted FOR the amendment to the stock option plan, will be voted FOR Ernst & Young LLP as independent auditors, and, in their discretion, on any other matter that may be properly brought before the meeting. You may revoke your proxy at any time before it is voted at the meeting by sending a written notice to our Secretary (at the address at the top of the page) that you have revoked the proxy, by providing a later dated proxy, or by voting in person at the Annual Meeting.

  . In Person -- You may attend the Annual Meeting and vote in person.

  If you held your shares in an account with a bank or broker or other entity on the record date, please follow the instructions given to you on your ballot regarding casting your vote.

VOTING SECURITIES

  At the close of business on October 20, 1998, we had 150,361,561 shares of common stock outstanding. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on Tuesday, October 20, 1998, will be entitled to vote.

QUORUM AND REQUIRED VOTES

  Holders of a majority of the shares of common stock outstanding must be present in person or by proxy in order for a quorum to be present. Votes on the proposals will be tallied as follows:

  . Election of Directors -- The nine persons nominated for director receiving the most votes will be elected.

  . Amendment to stock option plan -- For approval, the plan must receive an affirmative vote from a majority of the shares present and voting. Abstentions will be counted as if they were votes against the plan. Broker non-votes will not be counted as voting either for or against the plan.

  . Approval of independent auditors -- For approval, the auditors must receive an affirmative vote from a majority of the shares present and voting. Abstentions will be counted as if they were votes against the auditors. Broker non-votes will not be counted as voting either for or against the auditors. However, we are not bound by a vote either for or against the auditors. The Board of Directors and the Audit Committee will consider a vote against the auditors by the stockholders in selecting auditors in the future.

-------------------------------------------------------------------------------

                                 THE PROPOSALS

-------------------------------------------------------------------------------

PROPOSAL 1--ELECTION OF DIRECTORS

  Nine directors will be elected at the Annual Meeting to serve until the Annual Meeting in 1999. Each of the nominees named below was elected a director at the 1997 annual meeting. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. The nominees are:

-------------------------------------------------------------------------------

NOMINEE                       AGE            POSITIONS HELD
-------                       ---            --------------
JOHN C. ADAMS, JR.             50    With AutoZone:
 Chairman, Chief Executive         .  Director since 1996
 Officer & Director                .  Chairman since March 1997
 Customer Satisfaction             .  CEO since December 1996
                                   .  President from December 1996 to March
                                      1997
                                   .  Vice Chairman and Chief Operating Officer
                                      from March 1996 to December 1996
                                   .  Executive Vice President -- Distribution
                                      from January 1995 to March 1996
                                   .  President of Miami Division of Malone &
                                      Hyde, Inc. from 1983 to 1990
                                     With Others:
                                   .  Owner of Nicotiana Enterprises, Inc., a
                                      food distribution company, from 1990 to
                                      1994
                                   .  Director of Keebler Foods Company

-------------------------------------------------------------------------------

 ANDREW M. CLARKSON             61   With AutoZone:
 Director                          .  Director since 1986
 Chairman of Finance Committee     .  Chairman of Finance Committee since 1995
 Customer Satisfaction             .  Treasurer from 1990 to 1995 and from 1986
                                      to 1988
                                   .  Secretary from 1988 to 1993
                                   .  Chief Financial Officer of Malone & Hyde,
                                      Inc., from 1983 to 1988
                                     With Others:
                                   .  Director of Amphenol Corporation

-------------------------------------------------------------------------------

 N. GERRY HOUSE                 51   With AutoZone:
 Director                          .  Director since 1996
 Customer Satisfaction
                                     With Others:
                                   .  Superintendent of Memphis, Tennessee,
                                      City School System since 1992


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOMINEE                         AGE               POSITIONS HELD
 -------                         ---               --------------
 ROBERT J. HUNT                   49   With AutoZone:
Executive Vice President, Chief      .  Director since 1997
 Financial Officer & Director        .  Executive Vice President and Chief
 Customer Satisfaction                  Financial Officer since 1994
                                     .  Executive Vice President and Chief
                                        Financial Officer for Malone & Hyde,
                                        Inc. from 1988 to 1991
                                       With Others:
                                     .  Executive Vice President, Chief
                                        Financial Officer, & Director for The
                                        Price Company from 1991 to 1993

-------------------------------------------------------------------------------

 J.R. HYDE, III                   55   With AutoZone:
 Director                            .  Director since 1986
 Customer Satisfaction               .  Chairman from 1986 to March 1997
                                     .  Chief Executive Officer from 1986 to
                                        December 1996
                                     .  Chairman and Chief Executive Officer of
                                        Malone & Hyde, Inc., until 1988
                                       With Others:
                                     .  President of Pittco, Inc., an
                                        investment company, since 1989
                                     .  Director of FDX Corporation

-------------------------------------------------------------------------------

 JAMES F. KEEGAN                  66 With AutoZone:
 Director                            .  Director since 1991
 Customer Satisfaction
                                     With Others:
                                     .  Chairman of Adams Keegan, formerly
                                        known as Staff Line, Inc., an employee
                                        leasing firm, since 1997
                                     .  Managing Director of Weibel Huffman
                                        Keegan, Inc., an investment management
                                        firm, until 1997

-------------------------------------------------------------------------------

 MICHAEL W. MICHELSON             47   With AutoZone:
 Director                            .  Director since 1986
 Customer Satisfaction
                                       With Others:
                                     .  Member of limited liability company
                                        which is general partner of Kohlberg
                                        Kravis Roberts & Co., L.P. since 1996
                                     .  General Partner of Kohlberg Kravis
                                        Roberts & Co., L.P., prior to 1996
                                     .  General Partner of KKR Associates, L.P.
                                     .  Director of Amphenol Corporation,
                                        Owens-Illinois, Inc., Owens-Illinois
                                        Group, Inc., and Promus Corporation

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

NOMINEE                       AGE                POSITIONS HELD
 -------                       ---                --------------
RONALD A. TERRY                67 With AutoZone:
 Director                          .  Director since 1995
 Customer Satisfaction
                                   With Others:
                                   .  Chairman of First Tennessee National
                                      Corporation from 1973 to 1995
                                   .  Chief Executive Officer of First
                                      Tennessee National Corporation from 1973
                                      to 1994
                                   .  Director of BellSouth Corporation and
                                      Promus Corporation

-------------------------------------------------------------------------------

 TIMOTHY D. VARGO               46 With AutoZone:
 President, Chief Operation        .  Director since 1996
 Officer & Director                .  President since March 1997
                                   .  Chief Operating Officer since December
 Customer Satisfaction                1996
                                   .  Vice Chairman from March 1996 to March
                                      1997
                                   .  Executive Vice President -- Merchandising
                                      and Systems Technology from June 1995 to
                                      March 1996
                                   .  Senior Vice President -- Merchandising
                                      from March to June 1995 and from 1986 to
                                      1992
                                   .  Director of Stores for Auto Shack
                                      division of Malone & Hyde, Inc., from
                                      1984 to 1986

-------------------------------------------------------------------------------

Note: Malone & Hyde, Inc., is the former parent company of AutoZone.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held 13 meetings in fiscal year 1998. Each director nominated for reelection attended at least 75% of the total of the Board of Directors and committee meetings during the fiscal year. George R. Roberts, who is currently a director but will not stand for reelection at the annual meeting, did not attend at least 75% of the Board meetings.

  The Board of Directors has three committees: the Audit Committee, the Compensation Committee, and the Finance Committee. The Board of Directors does not have a nominating committee.

  The Audit Committee recommends the engagement of independent auditors, confers with our internal and external auditors regarding the adequacy of our financial controls and fiscal policy, and directs changes to financial policies or procedures as suggested by the auditors. During fiscal year 1998, the Audit Committee met one time. For the fiscal year, the Audit Committee consisted of Mr. Keegan (Chairman), Mr. Terry, and John E. Moll who was a member of the Board of Directors and Audit Committee until his retirement in June 1998.

  The Compensation Committee sets the compensation levels for all officers, including salary and bonus levels. In addition, the Compensation Committee administers AutoZone's stock option and stock purchase plans. The Compensation Committee, consisting of Mr. Terry (Chairman), Mr. Keegan, and Dr. House, held eight meetings during fiscal year 1998.

  The Finance Committee reviews AutoZone's financing options and makes recommendations to the full Board and management as to appropriate financing mechanisms. During fiscal year 1998, the Finance Committee, consisting of Mr. Clarkson (Chairman) and Mr. Michelson, held two meetings.



PROPOSAL 2--AMENDMENT TO STOCK OPTION PLAN

WHAT IS THE CURRENT STOCK OPTION PLAN?

  The AutoZone, Inc. Amended and Restated 1996 Stock Option Plan allows the Compensation Committee to grant options to purchase shares of AutoZone, Inc., Common Stock, $0.01 par value, at a fixed price at some point in the future. The Compensation Committee believes that stock options are an important part of the compensation and motivation of employees, and are necessary to attract and retain the most qualified people. The closing price of the common stock on the New York Stock Exchange as of October 20, 1998, was $27.1875.

WHAT IS THE AMENDMENT?

  Options to purchase up to 6,000,000 shares of common stock may be granted under the current stock option plan, and, of those, as of the end of the fiscal year, 2,699,468 shares remained available for future grants. In order to continue to grant stock options, we recommend that the stockholders approve an amendment to the stock option plan to increase the maximum number of shares for which options may be granted by five million shares. If the stockholders approve the amendment, options to purchase up to 11 million shares may be granted under the current stock option plan.

WHO RECEIVES STOCK OPTIONS?

  All employees of AutoZone and its subsidiaries are eligible to receive stock option grants. Historically, all levels of management have received stock options, including store managers, area advisors, and district managers. Due to the number of stores acquired by AutoZone in the past fiscal year, AutoZone needs the additional shares under the option plan to continue to grant stock options to its new managers. The Compensation Committee decides which employees receive stock options and in what amounts.

WHEN WAS THE STOCK OPTION PLAN ADOPTED?

  The stockholders adopted the 1996 Stock Option Plan at the annual stockholders meeting in 1996.

HAS THE STOCK OPTION PLAN BEEN AMENDED PRIOR TO NOW?

  In 1997, the Compensation Committee amended the stock option plan to limit the right to decrease the exercise price of a stock option after it is granted and to limit the number of stock options that may be granted at a discount to the market price as of the grant date.

HOW MANY EMPLOYEES HAVE RECEIVED STOCK OPTIONS?

  AutoZone had 38,526 employees at the fiscal year end, each of whom is eligible to receive stock options. Under either the current stock option plan or under a prior plan, over 5,000 employees have received stock options, including all store managers.

  This table shows how many options were received by the named executive officers, all executive officers, and all employees, excluding the executive officers, in the last fiscal year:

                                                                NUMBER
             NAME AND POSITION                                 OF SHARES
            ------------------------------------------------------------
        John C. Adams, Jr.                                             0
        Chairman & Chief Executive Officer

        Timothy D. Vargo                                               0
        President & Chief Operating Officer

        Robert J. Hunt                                                 0
        Executive Vice President & Chief Financial Officer

        Lawrence E. Evans                                              0
        Executive Vice President

        Gerald E. Colley                                          40,000
        Senior Vice President

        All Executive Officers                                   130,000

        All Employees,                                         1,562,272
        excluding Executive Officers


WHO DETERMINES WHICH EMPLOYEES RECEIVE STOCK OPTIONS AND THE TERMS OF THE
GRANT?

  The Compensation Committee makes the grant of each stock option and establishes the conditions of each stock option grant, including:

  . the number of shares to be granted,

  . the exercise price,

  . the expiration date, and

  . how long a recipient must wait to exercise the stock option.

  Typically, stock options vest in increments beginning three years from the grant date and become fully vested five to seven years after the grant date.

WHO IS ON THE COMPENSATION COMMITTEE?

  The Compensation Committee must have two or more non-employee directors as members. The current members are Ronald A. Terry, Chairman, N. Gerry House, and James F. Keegan.

ARE THERE ANY LIMITATIONS ON STOCK OPTIONS?

  . No person may be granted options to purchase more than 500,000 shares of stock in a calendar year.

  . Only 300,000 non-qualified stock options may have an exercise price less than fair market value on the grant date, but the exercise price may not be less than 85% of fair market value on the grant date.

  . At least a year must pass after the grant date before an option may be exercised.

HOW ARE STOCK OPTIONS EXERCISED?

  Stock options may be exercised at any time after the stock options have become exercisable by delivering a notice of exercise to the Secretary with payment of the option price and any required taxes. The option price may be paid:

  . in cash,

  . by a "cashless exercise," where a broker agrees to sell the stock purchased by the exercise of an option and paying a portion of the proceeds of the sale equal to the exercise price to us,

  . in an equivalent value of common stock, if approved by the Compensation
    Committee,

  . by delivery of a promissory note for the purchase price, if approved by the Compensation Committee, or

  . a combination of these payment methods.

WHO CAN AMEND THE STOCK OPTION PLAN?

  The stock option plan may be amended by the Compensation Committee, except that only the stockholders may amend the stock option plan to:

  . increase the number of shares available for grant under the plan,

  . increase the number of shares that may be granted to one person in a year,

  . modify the eligibility requirements for receiving options,

  . extend the expiration date of the stock option plan, or

  . make any other amendment where the law would require stockholder approval.

WHEN DOES THE STOCK OPTION PLAN EXPIRE?

  The stock option plan will expire on October 21, 2006. After the expiration date, no more options may be granted under the stock option plan, but all options granted under the plan prior to the expiration date will continue to be exercisable subject to the plan.

WHAT HAPPENS TO STOCK OPTIONS IN CASE OF A STOCK SPLIT OR A CORPORATE RESTRUCTURING?

  The Compensation Committee may make appropriate adjustments to the number of options granted and the exercise price to prevent dilution or enlargement of the benefits under stock options granted. For example, if AutoZone's stock is split 2 for 1, the Compensation Committee will double the number of shares granted as stock options and reduce the exercise price of each share by half. In the event of a corporate restructuring, which may include a merger with another company, a sale of most of our assets, or a change in control, the Compensation Committee may direct that:

  . all options be repurchased for cash equal to the value as if they were exercised,

  . no options be exercised after the event,

  . the exercise date of the options be accelerated prior to the event,

  . the options be assumed by a successor corporation or that other securities be substituted in lieu of the common stock, or

  . other appropriate adjustments be made in the number and type of shares subject to options.

ARE THE STOCK OPTIONS TRANSFERABLE?

  Options granted under the stock option plan are not transferable, except by will or the laws of descent and distribution.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION GRANTS AND
EXERCISES?

  Two different types of stock options may be granted under the stock option plan, incentive stock options and non-qualified stock options, each of which has a different tax impact on both the option recipient and us.

  Non-Qualified Stock Options. Federal income taxes are due from a recipient of non-qualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on the exercise date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the fair market value of the stock as of the exercise date. AutoZone will take a tax deduction equal to the amount of income realized by the option recipient on the exercise date.

  Incentive Stock Options. We have not granted incentive stock options under the stock option plan, although they are authorized. Unlike the treatment of non-qualified stock options, federal income taxes are not imposed upon the exercise of incentive stock options; taxes are imposed only when the shares of stock from exercised options are sold. If the incentive stock option recipient does not sell the stock until after one year after the receipt of the stock and two years after the option was granted, upon sale of the stock the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the sale of the stock taxes will be assessed on the gain as ordinary income. We will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, we will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

  To the extent that the market value of the underlying stock at the grant date of an incentive stock option exceeds $100,000 in any year, then the excess of the value over $100,000 will be treated as non-qualified stock options for federal tax purposes.

  In addition, the exercise of an incentive stock option may trigger liability for the alternative minimum tax.

WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN?

  To approve the amendment to the stock option plan, a majority of the stockholders present and voting must vote FOR the amendment. Broker non-votes will be counted as present at the meeting for purposes of a quorum, but will not be counted as voting either for or against the amendment. Abstentions will be counted as voting against the amendment.

  THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE AMENDMENT TO THE STOCK OPTION PLAN.

PROPOSAL 3--APPROVAL OF INDEPENDENT AUDITORS

  Ernst & Young LLP, which has been our independent auditor for the past eleven fiscal years, has again been selected by the Audit Committee to be AutoZone's independent auditors for fiscal year 1999. Members of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

OTHER MATTERS

  We do not know of any other matters to be presented at the Annual Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, your proxy will be able to vote those matters in their discretion.

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                               OTHER INFORMATION

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SECURITY OWNERSHIP OF MANAGEMENT

  This table shows the beneficial ownership of common stock as of October 20, 1998, by each director, the Chief Executive Officer, the other four most highly compensated executive officers, and all directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.


                                                           BENEFICIAL OWNERSHIP
                                                                  AS OF
                                                            OCTOBER 20, 1998
                                                          --------------------
NAME OF BENEFICIAL OWNER                                       SHARES   PERCENT
------------------------                                  ------------ --------
John C. Adams, Jr. /1,2/....................................    51,552        *
Andrew M. Clarkson /3/......................................   525,820        *
N. Gerry House..............................................         0       --
Robert J. Hunt /2,4/........................................   141,618        *
J.R. Hyde, III /5,6/........................................ 4,567,030     3.0%
James F. Keegan /5,7/.......................................   408,013        *
Michael W. Michelson........................................   511,883        *
George R. Roberts /8/....................................... 2,941,247     2.0%
Ronald A. Terry.............................................     5,128        *
Timothy D. Vargo /9/........................................     9,402        *
Lawrence E. Evans /2,10/....................................   198,868        *
Gerald E. Colley /2,11/.....................................    10,432        *
All directors and executive officers as a group /2/......... 9,194,253     6.1%
--------
*Less than 1%

  /1/Does not include 1,572 shares held in trusts for the benefit of Mr. Adam's children.

  /2/Includes shares issuable upon exercise of stock options either immediately or within 60 days of October 20, 1998, as follows: Mr. Adams: 50,000; Mr. Hunt:
37,500; Mr. Evans: 198,333, Mr. Colley: 10,001; All directors and executive officers as a group: 511,834.

  /3/Includes 134,400 shares held by a charitable trust for which Mr. Clarkson is a trustee and shares investment and voting power, with respect to which Mr. Clarkson disclaims beneficial ownership. Does not include 1,000 shares owned by members of Mr. Clarkson's immediate family nor does it include 14,000 shares held in trust for the benefit of a member of Mr. Clarkson's family, with respect to which he disclaims beneficial ownership.

  /4/Includes 2,000 shares owned by Mr. Hunt's wife.

  /5/Includes 400,000 shares which are held in trusts for which Mr. Hyde and Mr. Keegan are co-trustees, and with respect to which Mr. Keegan disclaims beneficial ownership.

  /6/Includes 790,000 shares held by a charitable foundation for which Mr. Hyde is an officer and a director and for which he shares investment and voting power, and 170,000 shares held by a trust for the benefit of a family member for which Mr. Hyde is sole trustee. Does not include 2,000 shares owned by Mr. Hyde's wife.

  /7/Does not include 800 shares owned by a member of Mr. Keegan's family with respect to which Mr. Keegan disclaims any beneficial ownership.

  /8/Includes 120,000 shares held by Mr. Roberts as trustee of an irrevocable trust; does not include 120,000 shares held in a trust for the benefit of members of Mr. Roberts family. Mr. Roberts will be a member of the Board of Directors until the annual meeting, but has declined to stand for reelection.

  /9/Does not include 4,635 shares owned by members of Mr. Vargo's immediate family.

  /10/Does not include 10,000 shares owned by Mr. Evans's wife with respect to which Mr. Evans disclaims beneficial ownership.

  /11/Does not include 5,000 shares owned by Mr. Colley's wife.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following entities are known by us to own more than five percent of the outstanding common stock:


                                                          BENEFICIAL OWNERSHIP
                                                                 AS OF
                                                            OCTOBER 20, 1998
                                                        -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                        SHARES      PERCENT
------------------------------------                    ------------- ---------

ESL Partners, L.P/1/.....................................  15,416,100     10.3%
 One Lafayette Place
 Greenwich, CT 06830

The Prudential Insurance Company of America/2/...........   8,098,552      5.4%
 751 Broad Street
 Newark, NJ 07102

W.P. Stewart & Co., Inc./3/..............................   9,322,595      6.2%
 527 Madison Avenue
 New York, NY 10022
--------
  /1/All information regarding ESL Partners, L.P., is based upon the Schedule 13G dated October 7, 1998, filed on behalf of a group consisting of ESL Partners, L.P., ESL Limited, ESL Institutional Partners, L.P. and Acres Partners, L.P. The general partner of ESL is RBS Partners, L.P. The general partner of RBS Partners, L.P. is ESL Investments, Inc. ESL Investment Management, LLC, is the investment manager of ESL Limited. RBS Investment Management, LLC, is the general partner of ESL Institutional Partners, L.P. ESL Investments, Inc., is the general partner of Acres Partners, L.P. In their respective capacities, each of the foregoing entities may be deemed to be the beneficial owner of the shares of AutoZone common stock beneficially owned by other members of the group. As of October 7, 1998, ESL Partners, Inc., was the record owner of 9,825,139 shares, ESL Limited was the record owner of 1,576,679 shares, ESL Institutional Partners, L.P., was the record owner of 294,937 shares, and Acres Partners, L.P., was the record owner of 3,719,345 shares. Each entity has the sole power to vote and dispose of the shares deemed beneficially owned by them.

  /2/All information regarding The Prudential Insurance Company of America ("Prudential") is based upon the Schedule 13G dated February 10, 1998. Prudential has the sole power to vote and direct the disposition for 659,400 shares, shares the power to vote or direct the vote for 6,700,852 shares, and shares the power to dispose of 7,439,152 shares. Prudential holds 5,000 shares for the benefit of its general account and holds 8,093,552 shares for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

  /3/All information regarding W.P. Stewart & Co., Inc., is based upon the
Schedule 13G dated February 17, 1998. W.P. Stewart & Co., Inc., has the sole power to vote and dispose of the shares deemed beneficially owned by them.

COMPENSATION OF DIRECTORS

  Non-employee directors are paid an annual fee of $25,000 in quarterly installments, plus $1,000 for each meeting attended. In March 1998, the Board of Directors adopted the Directors Compensation Plan. Under this plan, a non-employee director may receive no more than one-half of the annual and meeting fees immediately in cash, and the remainder of the fees must be taken in either common stock or the fee may be deferred in units with value equivalent to the value of shares of common stock as of the grant date (also known as "stock appreciation rights").

  Also in March 1998, the Board of Directors adopted the 1998 Directors Stock Option Plan. Under the stock option plan, each non-employee director was automatically granted an option to purchase 1,000 shares of common stock on the plan's adoption date. On January 1 of each year, each non-employee director will receive an additional option to purchase 1,000 shares of common stock. On December 31 of each year, each non-employee director that owns common stock worth at least five times the annual fee paid to each non-employee director on an annual basis will receive an additional option to purchase 1,000 shares of common stock. These stock option grants are made at the fair market value as of the grant date.

  Mr. Clarkson is an AutoZone employee, and for fiscal year 1998 was paid a salary and bonus of $66,250 and received other benefits ordinarily granted to all employees.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

  This table shows the compensation paid to the Chief Executive Officer and the other four most highly paid executive officers for the past three fiscal years.

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                        -------------------
                                    ANNUAL COMPENSATION                       AWARDS
                       -----------------------------------------------  -------------------
                                                                           SECURITIES
NAME AND                                            OTHER ANNUAL           UNDERLYING         ALL OTHER
PRINCIPAL POSITION     YEAR SALARY($)  BONUS($)/1/ COMPENSATION($)/2/   OPTIONS/SARs(#)/3/  COMPENSATION/4/
-----------------------------------------------------------------------------------------------------------
John C. Adams, Jr./5/  1998  520,000     253,500           --                     0             3,048
 Chairman & Chief      1997  413,952     199,268           --               350,000             2,032
 Executive Officer     1996  292,788      92,859           --               200,000             2,219

Timothy D. Vargo/6/    1998  416,000     202,800           --                     0             3,048
 President & Chief     1997  356,859     170,973           --               250,000             2,032
 Operating Officer     1996  291,282      92,583           --               150,000             2,442

Lawrence E. Evans      1998  216,250      84,338           --                     0             2,482
 Executive Vice        1997  208,000      76,160           --                50,000             1,805
 President             1996  203,846      65,000           --                     0             2,958

Robert J. Hunt         1998  300,000     117,000           --                     0             3,048
 Executive Vice        1997  261,769      96,223           --                50,000             2,032
 President & Chief     1996  249,711      79,625         14,257                   0             2,878
 Financial Officer

Gerald E. Colley/7/    1998  230,000      74,750         42,003              40,000             2,213
 Senior Vice President 1997  110,676      30,989         18,448              50,000             2,122

--------
  /1/Bonuses are shown for the fiscal year earned, but paid in the following fiscal year.

  /2/Amounts shown are: tax reimbursement for Mr. Hunt in 1996, and relocation expenses for Mr. Colley in 1997 and 1998.

  /3/All amounts shown are stock options; AutoZone did not grant SARs to executive officers in the 1996, 1997 or 1998 fiscal years. All options granted in 1997 and 1998 were granted in accordance with the 1996 Stock Option Plan, as amended and restated in 1997. All options granted in 1996 were granted in accordance with the Amended and Restated Stock Option Plan.

  /4/All Other Compensation consists of term life insurance provided for the benefit of the named officer's beneficiary.

  /5/Mr. Adams was Executive Vice President-Distribution until March 1996, Vice Chairman and Chief Operating Officer from March 1996 to December 1996, was President from December 1996 to March 1997, was first elected Chief Executive Officer in December 1996, and was first elected Chairman in March 1997.

  /6/Mr. Vargo was Executive Vice President-Merchandising and Systems Technology until March 1996, was Vice Chairman from March 1996 to March 1997, was first elected Chief Operating Officer in December 1996, and was first elected President in March 1997.

  /7/Mr. Colley was Vice President-Stores from June 1997 to October 1997, and was first elected Senior Vice President-Stores in October 1997.

  OPTION/SAR GRANTS IN LAST FISCAL YEAR

  This table shows the number stock options granted to certain executive officers during the most recent fiscal year. Executive officers were not granted SARs during the 1998 fiscal year.

                                                                        POTENTIAL
                                     % OF                          REALIZABLE VALUE AT
                     NUMBER OF      TOTAL                            ASSUMED ANNUAL
                     SECURITIES  OPTIONS/SARS                     RATES OF STOCK PRICE
                     UNDERLYING   GRANTED TO  EXERCISE                APPRECIATION
                    OPTIONS/SARS  EMPLOYEES   OR BASE               FOR OPTION TERM/1/
                      GRANTED     IN FISCAL    PRICE   EXPIRATION ---------------------
NAME                    (#)          YEAR      ($/SH)     DATE     5% ($)     10% ($)
---------------------------------------------------------------------------------------
John C. Adams, Jr.          0         --         --        --        --         --
Timothy D. Vargo            0         --         --        --        --         --
Lawrence E. Evans           0         --         --        --        --         --
Robert J. Hunt              0         --         --        --        --         --
Gerald E. Colley/2/    40,000        2.4       31.375  10/22/2007   789,263   2,000,147

--------
  /1/The 5% and 10% appreciation rates have been arbitrarily set by the Securities and Exchange Commission and do not forecast actual stock price appreciation.

  /2/Options shown vest in one-third increments on each of the third, fourth and fifth anniversaries after the grant date.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

  This table shows stock option exercises by certain executive officers during the most recent fiscal year, and their exercisable and unexercisable stock options as of August 29, 1998. The fiscal year-end value of "in-the-money" stock options is the difference between the exercise price of the option and the market value of the common stock (not including options with an exercise price greater than the fair market value) on August 28, 1998 (the last trading day before the fiscal year end) which was $27 per share. Executive officers do not have SARs.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                       OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                                       AT FY-END (#)             AT FY-END ($)
                    SHARES ACQUIRED    VALUE     ------------------------- -------------------------
NAME                ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----------------------------------------------------------------------------------------------------
John C. Adams, Jr.           0           --              0      750,000             0    2,362,500
Timothy D. Vargo             0           --              0      600,000             0    1,815,625
Lawrence E. Evans       16,000        543,563      171,666      118,334     2,337,666      437,085
Robert J. Hunt               0           --              0      200,000             0      625,000
Gerald E. Colley             0           --         10,001       90,000       256,797       96,250


  PENSION PLAN TABLE

  This table shows the estimated annual benefits payable upon retirement at age 65 in 1998 under our pension plan. Sixty monthly payments are guaranteed after retirement.


                                 YEARS OF SERVICE
                      ---------------------------------------
       REMUNERATION     15      20      25      30      35
       ------------   ------- ------- ------- ------- -------
        $100,000      $23,854 $32,374 $40,893 $42,597 $42,597
         120,000       29,174  39,594  50,013  52,097  52,097
         140,000       34,494  46,814  59,133  61,597  61,597
         160,000       37,686  51,146  64,605  67,297  67,297
         180,000       37,686  51,146  64,605  67,297  67,297

  Remuneration includes salary and bonus. The benefit is based on the average monthly earnings for the consecutive five year period during which a participant had his or her highest level of earnings. The benefits stated in the table will not be reduced by Social Security or other amounts received by a participant. Remuneration shown is assumed to be the participant's five year average earnings.

  Neither remuneration greater than $160,000 nor years of service in excess of 25 years is credited for benefit calculation purposes. The pension plan was amended on January 1, 1998. The difference in the table between 25 and 30 years of service is due to the calculation of the prior plan minimum benefit which was fixed effective December 31, 1997. A participant with 25 years of service today would have had only 24 years under the prior plan minimum, whereas the participant with 30 years of service today would have the full 25 years of service credit under the prior plan minimum.

  The number of years of credited service certain executive officers have accrued under the pension plan as of the most recent fiscal year end are:


                                 YEARS OF
             NAME                SERVICE
             ----                --------
             John C. Adams, Jr.      3
             Timothy D. Vargo       12
             Lawrence E. Evans      12
             Robert J. Hunt          3
             Gerald E. Colley        9


  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The executive compensation program is designed to attract and retain executives who are key to our long-term success. In this process, we want to align an executive's compensation with AutoZone's attainment of business goals and the increase in share value. The Compensation Committee reviews executive compensation annually and makes appropriate adjustments based on company performance, achievement of predetermined and individual goals, and changes in an executive's duties and responsibilities. The compensation of other AutoZone employees is based on a similar philosophy.

COMPENSATION PHILOSOPHY

  Executive compensation consists of three components: salary, bonus and stock options.

  SALARY. The Committee desires that overall compensation reflect each executive's performance over time. Base salaries are set at levels subjectively determined by the Compensation Committee to adequately reward and retain capable executives, including the Chief Executive Officer.

  At the beginning of each fiscal year, the Compensation Committee reviews and establishes the annual salary of each officer, including the Chief Executive Officer. The Committee makes an independent, subjective determination of the appropriate level of each officer's salary. The Compensation Committee employs a compensation consultant to assist the Committee in comparing AutoZone's compensation for its executives to that of other retailers. However, the committee uses this information to verify the reasonableness of the compensation, but does not have a predetermined compensation objective. The Committee does not use any mechanical formulations or weighting of any of the factors considered.

  BONUS. Each fiscal year executive officers are paid a bonus based on AutoZone's attainment of increases in earnings over the prior year. A target is set at the beginning of each fiscal year and bonuses are paid as a percentage of the attainment of the target. A maximum bonus is established for each executive officer. The maximum bonus attainable for the last fiscal year was 75% of salary for both the Chief Executive Officer and the Chief Operating Officer. As a general matter, as an executive's level of management responsibility in the Company increases, the greater the portion of his or her potential total compensation depends on the Company's performance as measured by increases in earnings over the previous year. No bonus is payable under the bonus plan unless a predetermined minimum increase in earnings is achieved. A significant portion of each officer's compensation is directly related to the performance of the Company.

  STOCK OPTIONS. To align the long-term interests of management and our stockholders, the Compensation Committee awards non-qualified stock options to all levels of management, including individual store managers. Stock option grants are made by a subjective determination by the Committee, upon recommendation by the Chief Executive Officer (for grants other than those to the Chief Executive Officer), who considers the recipient's past performance and current responsibilities, and the number of shares previously granted to that person. For a more in-depth discussion of the stock option plan, see Proposal 2 on page 6 of this Proxy Statement.

CEO COMPENSATION

  In the last fiscal year, John C. Adams, Jr., Chairman and Chief Executive Officer was paid $520,000 in salary and $253,500 in bonus. Mr. Adams has an employment agreement which is described under the section entitled "Employment Agreements" on page 18 of this Proxy Statement. Mr. Adams did not receive any stock options during the last fiscal year.

TAX DEDUCTIONS FOR COMPENSATION

  The federal tax code limits to $1 million the amount of compensation that we may deduct in any year for the Chief Executive Officer and our other four most highly paid officers. However, this deduction limitation does not apply to certain performance based compensation as defined in the tax code. Our compensation plans are generally designed and implemented so that they qualify for full deductibility. However, we may from time to time pay compensation to our executive officers that may not be fully deductible.

  This report was unanimously adopted by the Compensation Committee and approved by the Board of Directors.

Ronald A. Terry, Chairman
N. Gerry House
James F. Keegan

  STOCK PERFORMANCE GRAPH

  This graph shows, from the end of fiscal year 1993 to the end of fiscal year 1998, changes in the value of $100 invested in each of the Company's Common Stock, Standard & Poor's Retail Store Composite Index, and Standard & Poor's 500 Composite Index.

[GRAPH APPEARS HERE]

                               Aug. 93        Aug. 94        Aug. 95        Aug. 96        Aug. 97       Aug. 98
                               -------        -------        -------        -------        -------       -------
AutoZone, Inc.                 $100.00        $91.87         $102.88        $104.31        $108.14       $103.35
S&P 500 Index                  $100.00        $100.52        $105.47        $126.74        $163.13       $190.33
S&P Retail Store Composite     $100.00        $105.44        $128.30        $153.10        $215.33       $313.83


EMPLOYMENT AGREEMENTS

  In 1997, certain executive officers entered into five year employment agreements with AutoZone. Mr. Adams was retained as Chairman and Chief Executive Officer, with a minimum annual salary of $500,000, and a bonus potential of 75% of annual salary. Mr. Vargo was retained as President and Chief Operating Officer, with a minimum annual salary of $400,000 and a bonus potential of 75% of annual salary. Mr. Hunt was retained as Executive Vice President and Chief Financial Officer, with a minimum annual salary of $285,000 and a bonus potential of 60% of annual salary.

  If an agreement is terminated by AutoZone for cause, or by an executive for any reason, the executive will cease to be an employee, and will cease to receive salary, bonus and other benefits. If an agreement is terminated by AutoZone without cause, the executive will remain an employee for three years after the termination date and will continue to receive his then-current salary and other benefits of an employee, but will receive no bonus. If an agreement is terminated by AutoZone or by the executive for reasons other than a change in control, then the executive will be prohibited from competing against AutoZone for three years after the termination date.

  "Cause" is defined in each agreement as the willful engagement by the executive in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise. "Change in control" in each agreement generally means (although more specifically defined in each agreement) either the acquisition of a majority of our voting securities by or the sale of all or substantially all of our assets to a non-affiliate of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. Hyde is the sole stockholder of a corporation that owns an aircraft that was leased to us for our business at times during the 1998 fiscal year. For fiscal year 1998, we paid the corporation that owned the aircraft lease fees and expenses totaling $280,974. In addition, we employ pilots that operated the aircraft for Mr. Hyde's personal benefit at times during the 1998 fiscal year. For the use of the pilots' services, Mr. Hyde paid us $96,000. We believe that the charges for our use of the plane and the amount that we charge Mr. Hyde for the use of the pilots are reasonable and equivalent to the fees charged by others for the use of similar aircraft and pilots.

  Upon his retirement as Chairman in 1997, Mr. Hyde entered into an agreement not to compete against the Company until March 2002. In fiscal year 1998, under the terms of that agreement, we paid Mr. Hyde $289,102, and provided him personal security services valued at approximately $50,551.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Securities laws require our executive officers, directors, and owners of more than ten percent of our common stock to file reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, all persons required to file such forms have done so in a timely manner, except that James F. Keegan, a director, was late filing a Form 4 covering one transaction for the 1998 fiscal year.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholder proposals for inclusion in the 1999 Proxy Statement must be received by July 2, 1999. Stockholders proposals received after July 2, 1999, but by September 18, 1999, may be presented at the meeting, but will not be included in the 1999 Proxy Statement. Any stockholder proposal submitted after September 18, 1999, will not be eligible to be presented for a vote to the stockholders in accordance with AutoZone's bylaws. Any proposals must be mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-9842.

ANNUAL REPORT

  A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

                                          By the order of the Board of
                                           Directors,

                                          HARRY L. GOLDSMITH
                                          Secretary

Memphis, Tennessee
October 30, 1998

                                  APPENDIX A

                                AUTOZONE, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS

P I hereby appoint Harry L. Goldsmith and Donald R. Rawlins, and each of them, as proxies, with full power of substitution, to vote all shares of
R common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc., to be held at the J.R. Hyde III Store
O Support Center, 123 South Front Street, Memphis, Tennessee, on Thursday, December 17, 1998, at 10 a.m., and at any adjournments, on items 1, 2 and
X 3, as I have specified and such other matters as may come before the meeting.
Y

Election of Directors, Nominees:                      (change of address)


(1) John C. Adams, Jr., (2) Andrew M. Clarkson,  ------------------------------
(3) N. Gerry House, (4) Robert J. Hunt,
(5) J.R. Hyde, III, (6) James F. Keegan,         ------------------------------
(7) Michael W. Michelson, (8) Ronald A. Terry,
and (9) Timothy D. Vargo.                        ------------------------------

                                                 ------------------------------

You are encouraged to specify your choices by marking the appropriate boxes, see reverse side, but you need not mark any boxes if you wish to vote in accordance with the board of director's recommendations.

-------------------------------------------------------------------------------






[MAP to meeting location]                 You are invited
                                          to attend the

                                          [AUTOZONE(R) logo]

                                          ANNUAL MEETING
                                          OF STOCKHOLDERS

                                          December 17, 1998
                                          10:00 a.m.

                                          123 South Front Street
                                          Memphis, Tennessee
                                          38103-3607

[X] Please mark your votes as in this example.                              4631

     This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

The Board of Directors recommends a vote FOR proposals 2 and 3.


                   FOR              WITHHELD
1. Election
of Directors      [  ]                [  ]

For, except vote withheld from the following nominee(s):

_____________________________


                                          FOR        AGAINST          ABSTAIN
2. Approval of amendment
to stock option plan.                     [  ]         [  ]            [  ]

3. Approval of Independent Auditors.      [  ]         [  ]            [  ]


4. In the discretion of the proxies
named herein, upon such other matters
as may properly come before the
meeting.



                                                [  ] Change of Address
                                                (Phone:                      )
                                                Please write new address
                                                on reverse side.


Signature(s) _____________________________________ Date ______________
NOTE: Please sign exactly as name appears hereon.        The signer hereby
Joint owners should each sign. When signing as           revokes all proxies
attorney, executor, administrator, trustee or            heretofore given
guardian, please give full title.                        by the signer to vote
                                                         at the meeting or any
                                                         adjournments thereof.

-------------------------------------------------------------------------------
     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL.


                         Internet and Telephone Voting

      We encourage you to take advantage of these convenient new ways by which you can vote your shares. You can vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

      To vote your shares through the Internet or the telephone you must use the control number printed in the box above just below the perforation. The series of numbers that appears in the box above must be used to access the system.

      1.  To vote over the Internet:
            . Log on the Internet and go to the Web site HTTP://WWW.VOTE-BY-
              NET.COM

      2.  To vote over the telephone:
            . On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683)

      Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

      If you choose to vote your shares through he Internet or the telephone, there is no need for your to mail back your proxy card.

                 Your vote is important. Thank you for voting.

                                  APPENDIX B

                                AUTOZONE, INC.
                                    SECOND
                             AMENDED AND RESTATED
                            1996 STOCK OPTION PLAN

      AutoZone, Inc., a corporation organized under the laws of the State of Nevada, by resolution of the Board of Directors of the Company (the "Board") on October 21, 1996, and as approved by the stockholders of the Company on December 12, 1996, adopted this AutoZone, Inc. 1996 Stock Option Plan (the "Plan").

      The Compensation Committee of the Board of Directors of the Company by resolution adopt the Amended and Restated 1996 Stock Option Plan effective as of October 21, 1997.

      Further, by resolution of the Compensation Committee on October 20, 1998, and as presented to the stockholders on December 17, 1998, the Plan was amended to increase the number of shares available for grant under the Plan.

      The purposes of this Plan are as follows:

   (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

   (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company.

                                   ARTICLE I

                                  Definitions

      Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1--Affiliate

      "Affiliate" shall mean any Subsidiary and any limited partnership of which the Company or any Subsidiary is the general partner.

Section 1.2--Award Limit

      "Award Limit" shall mean 500,000 shares of Common Stock.

Section 1.3--Board

      "Board" shall mean the Board of Directors of the Company.

Section 1.4--Code

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5--Committee

      "Committee" shall mean the Compensation Committee or another committee of the Board, appointed as provided in Section 6.1.

Section 1.6--Common Stock

      "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

Section 1.7--Company

      "Company" shall mean AutoZone, Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

Section 1.8--Corporate Transaction

      "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

   (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Awards are assumed by the successor entity;

   (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

   (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

Section 1.9--Director

      "Director" shall mean a member of the Board.

Section 1.10--Employee

      "Employee" shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Employer, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.11--Employer

      "Employer" shall mean the Company or an Affiliate, whichever at the time employs the Employee.

Section 1.12--Exchange Act

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.13--Fair Market Value

      "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or
(ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

Section 1.14--Incentive Stock Option

      "Incentive Stock Option" shall mean an Option that qualifies under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

Section 1.15--Non-Qualified Option

      "Non-Qualified Option" shall mean an Option which is not designated as an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

Section 1.16--Officer

      "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.17--Option

      "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan, as determined by the Committee, shall either be an Incentive Stock Option or a Non-Qualified Option, provided, however that options granted to Employees of an Affiliate which is not a Subsidiary shall be Non-Qualified Options.

Section 1.18--Grantee

      "Grantee" shall mean an Employee to whom an Option is granted under this Plan.

Section 1.19--Plan

      "Plan" shall mean this 1996 Stock Option Plan of AutoZone, Inc.

Section 1.20--Rule 16b-3

      "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.21--Secretary

      "Secretary" shall mean the Secretary of the Company.

Section 1.22--Securities Act

      "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.23--Subsidiary

      "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.24--Termination of Employment

      "Termination of Employment" shall mean the time when the employee-employer relationship between an Grantee and the Employer is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Grantee by the Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Employer with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. However, notwithstanding any provision of this Plan, the Employer has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II

                            Shares Subject to Plan

Section 2.1--Shares Subject to Plan

      (a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company's common stock, $.01 par value. The aggregate number of such shares which may be issued upon exercise of Options under the Plan shall not exceed 11,000,000. The shares of Common Stock issuable under the Plan upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

      (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, the number of shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, subject to the limits of Section 3.4(d), the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

Section 2.2--Add-back of Options

      If any Option expires or is canceled without having been fully exercised or vested, the number of shares subject to such Option, but as to which such Option was not exercised or vested prior to its expiration or cancellation, may again be awarded hereunder, subject to the limitations of Sections 2.1 and 3.4(d). Furthermore, any shares subject to Options which are adjusted pursuant to Section 7.8 and become exercisable with respect to shares of stock of another corporation, shall be considered canceled and may again be awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Grantee or withheld by the Company upon the exercise or vesting of any Option, in payment of the exercise price thereof, may again be awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.


                                  ARTICLE III

                              Granting of Options

Section 3.1--Eligibility

      Any key Employee selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option, provided, however, that an Employee of an Affiliate which is not a Subsidiary shall be eligible to be granted Non-Qualified Options only.

Section 3.2--Qualification of Incentive Stock Options

      No Incentive Stock Option shall be granted to any person who is not an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary.

Section 3.3--Disqualification for Stock Ownership

      No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 3.4--Granting of Options

      (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

   (i) Determine which Employees are key employees (including Employees who have previously received Options under this Plan, or any other plan of the Company) and in its opinion should be granted Options; and

   (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to such selected Employees; and

   (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

   (iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of such Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m)(4)(C) of the Code.

      (b) Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him under this Plan or otherwise. Subject to Section 3.4(d), an Option, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of the surrendered Option.
      (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

      (d) Notwithstanding any other provision of this Plan, in no event may Options to purchase more than 300,000 shares of Common Stock be granted under this Plan at a lower price on a per share basis than the per share price of any Options (i) deemed canceled and regranted or (ii) required to be surrendered as a condition of the grant of new Options, determined on a cumulative basis for all Grantees in the aggregate.

Section 3.5--Consideration

      Except as the Committee may otherwise determine, in consideration of the granting of an Option, the Grantee shall agree, in the written Option agreement, to remain in the employ of the Company, or any Affiliate, for a period of at least one year (or such shorter period as may be fixed in the Option agreement or by action of the Committee following grant of the Option) after the Option is granted. Nothing in this Plan or in any Option agreement hereunder shall confer upon any Grantee any right to continue in the employ of his respective Employer, or shall interfere with or restrict in any way the rights of each respective Employer, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without cause.

                                  ARTICLE IV

                               Terms of Options

Section 4.1--Option Agreement

      Each Option shall be evidenced by a written Option agreement which shall be executed by the Grantee and authorized Officers of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Option agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. Stock Option agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

Section 4.2--Option Price

      (a) Subject to subsection 4.2(b), the price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than eighty- five percent (85%) of the Fair Market Value of the underlying shares on the date of grant; further provided that (i) such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, (ii) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

      (b) Options to purchase no more than 300,000 shares of Common Stock may be granted under this Plan at a price lower than 100% of the Fair Market Value of the underlying shares on the date of grant, determined on a cumulative basis for all Grantees in the aggregate..

      (c) Except within the limits provided in Section 3.4(d), the price of an Option, once established by the Committee as of the grant date, may not be lowered.

Section 4.3--Option Term

      The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment of the Grantee, or amend any other term or condition of such Option relating to such a termination.

Section 4.4--Option Vesting

      (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted unless the Option is being granted in modification or substitution of a previously granted Option, in which case the one year period shall be measured from the date of the grant of the previously granted Option.

      (b) Subject to the provisions of Sections 4.4(a) and 4.4(d), the period during which the right to exercise an Option in whole or in part vests in the Grantee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

      (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option agreement or by action of the Committee following the grant of the Option.

      (d) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Grantee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(d), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

                                   ARTICLE V

                              Exercise of Options

Section 5.1--Partial Exercise

      An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

Section 5.2--Manner of Exercise

      All or a portion of an exercisable Option shall be deemed exercised upon delivery to the Secretary of the Company or his designee:

   (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Grantee or other person then entitled to exercise the Option or such portion;

   (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Code, and any other federal or state laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

   (c) In the event that the Option or portion thereof shall be by any person or persons other than the Grantee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

      (d) Full cash payment to the Company of the exercise price and any applicable taxes for the shares with respect to which the Option, or portion thereof, is exercised or through the delivery of a notice that the Grantee has placed a market sell order with a broker approved by the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price and any applicable taxes. However, the Committee may, in its discretion, allow payment, in whole or in part, through (i) the delivery of shares of Common Stock owned by the Grantee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the
Code) and payable upon such terms as may be prescribed by the Committee or the Board; or (iii) allow payment through any combination of the foregoing. In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

Section 5.3--Rights as Stockholders

      Grantees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Grantees.

Section 5.4--Transfer Restrictions

      The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restrictions shall be set forth in the respective Option agreement and may be referred to on the certificates evidencing such shares. Without limiting the generality of the foregoing, the Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an Incentive Stock Option within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI

                                Administration

Section 6.1--Compensation Committee

      The Committee shall consist solely of two or more Directors, appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 6.2--Duties and Powers of the Committee

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Options are granted and to adopt such rules for the administration, interpretation and application of the Plan as are consistent herewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with provisions of
Section 422 of the Code. Any grant under this Plan need not be the same with respect to each Grantee. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or
Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 6.3--Majority Rule; Unanimous Written Consent

      The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

Section 6.4--Professional Assistance; Good Faith Actions

      All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all Grantees, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                               Other Provisions

Section 7.1--Options Not Transferable

      Options may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Options have been exercised, and the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect except as otherwise permitted in this Section 7.1.

Section 7.2--Eligibility to Exercise

      Only a Grantee may exercise an Option granted under the Plan during the Grantee's lifetime. After the death of the Grantee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option agreement or other agreement, be exercised by the Grantee's personal representative, or by any person empowered to do so under the deceased Grantee's will or under the then applicable laws of descent and distribution.

Section 7.3--Conditions to Issuance of Stock Certificates

      The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option prior to fulfillment of all of the following conditions:

   (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

   (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

   (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

   (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

   (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.


Section 7.4--Amendment, Suspension or Termination of the Plan

      Except as otherwise provided in this Section 7.4, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, to the extent required by Sections 422 or 162(m) of the Code, without approval of the Company's stockholders given within 12 months before or after the action by the Committee or Board, no action of the Committee or Board may increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, modify the Award Limit, materially modify the eligibility requirements of Section 3.1, or extend the limit imposed in this Section 7.4 on the period during which Options may be granted or amend or modify the Plan in a manner requiring stockholder approval under Sections 422 or 162(m) of the Code, and no action of the Committee or Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted unless the Option agreement itself expressly so provides. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event any Option be granted under this Plan on or after October 21, 2006. No amendment, suspension or termination of this Plan shall, without the consent of the Grantees alter or impair any rights or obligations under any Option theretofore granted or awarded, unless the Option agreement otherwise expressly so provides.

Section 7.5--Approval of Plan by Stockholders

      The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Sections 162(m) and 422 of the Code. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may not be granted under the Plan prior to such stockholder approval.

Section 7.6--Effect of Plan Upon Other Compensation Plans

      The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Employers. Nothing in this Plan shall be construed to limit the right of the Employers (a) to establish any other forms of incentives or compensation for employees of the Employers or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.7--Conformity to Securities Laws

      The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act, the Code, and any and all regulations and rules promulgated by the Securities and Exchange Commission and the Internal Revenue Service. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.8--Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events

      (a) Subject to Section 7.8(d), in event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

   (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan, (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

   (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

   (iii) the grant or exercise price with respect to any Option.

      (b) Subject to Section 7.8(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.8(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

   (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Option agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Grantee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such option, or award or realization of the Grantee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

   (ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

   (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option;

   (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option agreement or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

   (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options that may be granted in the future.

      (c) Subject to Section 7.8(d) and 7.12, the Committee may, in its discretion, include such further provisions and limitations in any Option agreement or stock certificate, as it may deem equitable and in the best interests of the Company.

      (d) With respect to Options intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this
Section 7.8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option to fail to so qualify under
Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under
Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions.

      (e) The number of shares of Common Stock subject to any Option shall always be rounded to the nearest whole number.

Section 7.9--Tax Withholding

      The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Grantee of any sums required by federal, state or local tax laws to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Grantee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

Section 7.10--Loans

      The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

Section 7.11--Forfeiture Provisions

      Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Option made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the Option, or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is adverse, contrary or harmful to the interests of the Company, as further defined by the Committee.

Section 7.12--Limitations Applicable to Section 16 Persons and Performance-Based Compensation

      Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-
3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.


Section 7.13--Compliance with Laws

      This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restriction, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules or regulations.

Section 7.14--Titles

      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 7.15--Governing Law

      This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to the conflicts of laws rules thereof.